Exhibit 10.69

                      REPLACEMENT AND TERMINATION AGREEMENT

         THIS REPLACEMENT AND TERMINATION AGREEMENT is dated as of September 30, 1998, by and among Hungarian Telephone and Cable Corp., a Delaware corporation ("HTCC"), Citizens International Management Services Company, a Delaware corporation ("CIMS"), and CU CapitalCorp., a Delaware corporation ("CUCC").

                              W I T N E S S E T H :

         WHEREAS, HTCC and CUCC are parties to that certain Master Agreement dated as of May 31, 1995 (the "Master Agreement");

         WHEREAS, HTCC and CIMS are parties to that certain Management Services Agreement dated as of May 31, 1995, as amended by the First Amendment to Management Services Agreement dated as of September 28, 1995 and the Second Amendment to Management Services Agreement dated as of February 26, 1996 (as amended, the "Management Services Agreement");

         WHEREAS, HTCC and CUCC desire to terminate the Master Agreement and enter into certain replacement agreements as set forth herein; and

         WHEREAS, HTCC and CIMS desire to terminate the Management Services Agreement and enter into certain replacement agreements as set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual promises, representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                  TERMINATION OF MANAGEMENT SERVICES AGREEMENT

         1.1. Termination. For the consideration described in Section 1.2 below, CIMS hereby agrees to terminate, and by their execution hereof CIMS and HTCC hereby terminate, the Management Services Agreement, effective as of the date hereof.

         1.2.     Consideration.

                  (a) Delivery of Common Stock. Contemporaneously with the execution hereof, HTCC has issued and delivered to CIMS 100,000 shares (the "Shares") of common stock, par value $.001 per share ("Common Stock"), of HTCC in final settlement and payment of $1,200,000 of accrued fees and expenses due and payable to CIMS under the Management Services Agreement.

                  (b) Delivery of Promissory Note. Contemporaneously with the execution hereof, HTCC has issued and delivered to CIMS a promissory note in the form attached hereto as Exhibit A in the principal amount of $8,374,498 (the "Note"), evidencing HTCC's obligation to pay such amount of accrued fees and expenses due and payable to CIMS under the Management Services Agreement.

                  (c) Additional Payments to CIMS; Additional Consulting Services. In part as consideration for CIMS' agreement to terminate the Management Services Agreement and in part as consideration for the consulting services described below in this Section 1.2(c), HTCC promises to pay to CIMS the aggregate amount of Twenty-One Million Dollars ($21,000,000), payable in twenty-eight (28) quarterly installments of $750,000 each on January 1, April 1, July 1 and October 1 of each year from 2004 through and including 2010, with the first installment due and payable on January 1, 2004 (the "Additional Payments"). For each calendar year in which HTCC is required to make and is making the Additional Payments, CIMS, at the written request of HTCC, will provide HTCC up to three hundred (300) hours of consulting services during such calendar year. Such consulting services may relate only to strategic, operational or business planning and advice and counsel regarding financing and budgeting. HTCC shall reimburse CIMS for reasonable travel and incidental out-of-pocket expenses incurred by CIMS or its employees in providing any consulting services that may be requested by HTCC.

         1.3 Release and Waiver. HTCC and CIMS each hereby releases, waives and absolutely discharges, without reservation of any nature, type or kind, the other and its officers, directors, servants, agents, attorneys, employees, consultants, successors in interest, affiliates and related companies, past, present and future, from any and all claims, actions, causes of action, demands, suits, debts, accounts, controversies, damages, costs (including attorneys' fees), losses, expenses, obligations, agreements, promises, and all liabilities whatsoever, in each case of every nature, type or kind whatsoever, whether matured or unmatured, contingent or absolute, known or unknown, suspected or unsuspected, and whenever arising or accruing, under the Management Services Agreement.

                                   ARTICLE II

                       TERMINATION OF THE MASTER AGREEMENT

         2.1 Termination. HTCC and CUCC hereby agree that the Master Agreement shall be terminated, and by their execution hereof HTCC and CUCC hereby terminate the Master Agreement, effective as of the date hereof.

         2.2 Release and Waiver. HTCC and CUCC each hereby releases, waives and absolutely discharges, without reservation of any nature, type or kind, the other and its officers, directors, servants, agents, attorneys, employees, consultants, successors in interest, affiliates and related companies, past, present and future, from any and all claims, actions, causes of action, demands, suits, debts, accounts, controversies, damages, costs (including attorneys' fees), losses, expenses, obligations, agreements, promises, and all liabilities whatsoever, in each case of every nature, type or kind whatsoever, whether matured or unmatured, contingent or absolute, known or unknown, suspected or unsuspected, and whenever arising or accruing, under the Master Agreement.

                                   ARTICLE III

            AMENDED, RESTATED AND CONSOLIDATED STOCK OPTION AGREEMENT

         Contemporaneously with the execution hereof, HTCC and CUCC have duly executed and delivered to each other the Amended, Restated and Consolidated Stock Option Agreement in the form attached hereto as Exhibit B (the "Amended and Restated Option Agreement").

                                   ARTICLE IV

                      CERTAIN ADDITIONAL COVENANTS OF HTCC

         For so long as CUCC and its affiliates collectively hold at least 300,000 shares of Common Stock, HTCC covenants to CUCC as follows:

         4.1 HTCC's Board Composition. CUCC and HTCC hereby acknowledge that one person nominated by CUCC currently serves as CUCC's designee to the HTCC Board of Directors. CUCC's designee, or his successor(s), shall be entitled to be re-nominated for re-election to the HTCC Board of Directors for so long as CUCC and its affiliates collectively hold at least 300,000 shares of Common Stock. HTCC also agrees, unless CUCC otherwise consents in writing, (a) to take all actions as are necessary to cause the Board of Directors of HTCC to be comprised of at least six (6) members for so long as CUCC has the right to designate a person to serve on the HTCC Board of Directors, (b) not to create an executive committee of such Board, and (c) not to permit such Board to be divided into classes having staggered terms.

         4.2 Preemptive Rights. In connection with any public or private issuance of shares of Common Stock (an "Issuance") and provided CUCC continues to own at least 300,000 shares of HTCC Common Stock as of the date of the Issuance, HTCC shall grant CUCC the right for a thirty (30) day period following any such Issuance to purchase such number of shares of HTCC Common Stock sufficient to maintain CUCC's then existing percentage ownership interest of Common Stock on a fully diluted basis, with such percentage ownership interest to be calculated immediately prior to the Issuance and with the number of shares subject to such purchase right to be calculated after giving effect to the Issuance.

         For purposes of this Section 4.2, references to CUCC's then existing percentage ownership interest of Common Stock on a fully diluted basis shall include shares of Common Stock issuable, without regard to the exercise or purchase price therefor being higher, lower or the same as then market prices,
(a) to CUCC or any of its affiliates upon exercise of the Options (as defined in the Amended and Restated Option Agreement) to the extent then exercisable and

         (b) to any other person upon exercise of options and warrants or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock or other securities of HTCC outstanding on the date hereof or hereinafter issued or granted.

         The above rights shall exist with respect to shares of Common Stock originally authorized, shares of Common Stock hereafter authorized, or treasury shares, but shall not exist with respect to shares of Common Stock issued to Tele Danmark A/S ("Tele Danmark") upon exercise of its preemptive rights with respect to the Issuance, if and to the extent that Tele Danmark shall have irrevocably waived its preemptive rights with respect to shares of Common Stock issued in connection with the exercise by CUCC and its affiliates of their preemptive rights under this Section 4.2. Provided that Tele Danmark irrevocably waives its preemptive rights in connection with the following Issuances, the above rights also shall not exist with respect to the following Issuances:

                  (i) Shares of Common Stock issued on exercise of the Options (as defined in the Amended and Restated Option Agreement);

                  (ii) Options issued by HTCC pursuant to its Employee Stock Option Plan and its Director Stock Option Plan, and shares of Common Stock issued in connection with the exercise of such options, and the other options or warrants outstanding on the date of this Agreement and listed on Schedule 4.2 hereto;

                  (iii) Shares of Common Stock offered to CUCC pursuant to the first paragraph of this Section 4.2 which are not purchased by CUCC; and

                  (iv) Shares of Common Stock issued to effect a duly authorized
(x) merger or consolidation, (y) acquisition of the shares of another corporation, or (z) plan of reorganization; provided that the HTCC Board of Directors that duly authorized and approved such issuance was constituted as required by Section 4.1.

         Each holder of Common Stock, Options (as defined in the Amended and Restated Option Agreement) or other securities convertible into, or exchangeable or exercisable for, shares of Common Stock that is an affiliate of CUCC shall have the rights set forth in this Section 4.2 as if CUCC held the shares of Common Stock or the shares of Common Stock then issuable on conversion, exchange or exercise of the Options (as defined in the Amended and Restated Option Agreement) and any other securities convertible into, or exchangeable or exercisable into, shares of Common Stock then held by such holder.

         CUCC must exercise such right within 30 days of such Issuance and must pay the purchase price for such shares in cash (U.S. Dollars) concurrently with the exercise of such right; provided that any individual issuance of shares of Common Stock by HTCC of less than 50,000 shares (a "50,000 Issuance") shall be aggregated and CUCC's preemptive rights as to such Issuance(s) shall become effective at the earlier of (x) the date of any aggregate issuance by HTCC of shares of Common Stock equal to or greater than a 50,000 Issuance (the "Aggregate Date") or (y) the day that is 30 calendar days prior to the record date for any meeting of shareholders of HTCC (the "Pre-Record Date"). On such Aggregate Date or Pre-Record Date, as the case may be, CUCC shall have 30 days from such date to maintain its preemptive right to purchase such number of shares at such prices as it would have been entitled to purchase on the date of such Issuance(s) as set forth in this Section 4.2. HTCC shall promptly notify CUCC upon the occurrence of the Aggregate Date or Pre-Record Date, as the case may be, and the amount of shares which CUCC shall have the right to purchase and at what price(s). When calculating such number of shares, the parties shall assume that CUCC would have exercised all of its preemptive rights as to any Issuance under a 50,000 Issuance.

         The purchase price per share for shares of Common Stock purchasable pursuant to Section 4.2 shall be the greater of (x) the cash paid per share in the Issuance, (y) the value assigned per share in the Issuance in a non-cash transaction, or (z) the fair market value per share of HTCC Common Stock on the date of issuance. The "fair market value" of a Common Stock means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the American Stock Exchange, or, if the shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Act of 1934, as amended, on which the shares as listed or admitted to trading, or if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a share on such date on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system then in use, or if no such quotations are available, the fair market value on such date of a shares as the HTCC Board of Directors shall determine. Customary adjustments may be made in the number of shares offered in order to eliminate fractional shares.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF HTCC

         HTCC hereby represents and warrants to CUCC and CIMS as follows:

         5.1 Organization. HTCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which it is required to be so qualified.

         5.2 Capitalization. The authorized capital stock of HTCC consists of 25,000,000 shares of Common Stock, of which 5,395,864 shares, including the Shares, are issued and outstanding, and 7,473,915 shares are reserved for issuance upon the exercise of currently outstanding rights, warrants and options to purchase shares of Common Stock and the conversion of currently outstanding securities convertible into shares of Common Stock, including the Options (as defined in the Amended and Restated Option Agreement). All of the outstanding shares of Common Stock, including without limitation the Shares, have been duly authorized, validly issued, and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Except as disclosed in Schedule 4.2 or 5.2 hereto, there are no existing warrants, options, conversion rights, calls or commitments of any character pursuant to which HTCC is or may become obligated to issue or repurchase any shares of capital stock or other securities other than with respect to the Amended and Restated Option Agreement. Except CUCC, CIMS and Tele Danmark, no shareholder of HTCC has any pre-emptive right to acquire any securities of HTCC. Since May 31, 1995, HTCC has repurchased none of its outstanding capital stock. Except as disclosed on Schedule 5.2, there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of HTCC or any of its subsidiaries to which HTCC or any subsidiary is a party other than in favor of CUCC and CIMS.

         5.3 Corporate Authority. HTCC has all corporate authority necessary to execute and deliver this Agreement, the Note, and the Amended and Restated Option Agreement (the "HTCC Documents"). Prior to the date of this Agreement, the Board of Directors of HTCC approved the execution of definitive documentation on terms as set forth in the HTCC Documents and the arrangements and actions contemplated hereby and thereby. The execution, delivery and performance of the HTCC Documents and the arrangements and actions contemplated hereby and thereby (including without limitation the issuance of the Shares and the Note to CIMS and the issuance of the Additional Options (as defined in the Amended and Restated Option Agreement) to CUCC) have been duly and validly authorized by all necessary corporate action on the part of HTCC. The HTCC Documents are the valid and binding obligations of HTCC enforceable in accordance with their terms.

         5.4 No Violation. The HTCC Documents and the arrangements and actions contemplated hereby and thereby do not violate any provisions of HTCC's corporate charter or bylaws, or any contract, agreement, law or regulation to which HTCC or any of its properties is a party or subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the Republic of Hungary or of the United States of America or of any state or subdivision thereof or of any other person that has not been obtained.

         5.5 Reliance by CUCC and CIMS. The foregoing representations and warranties are made by HTCC with the knowledge and understanding that CUCC and CIMS are placing complete reliance thereon and are thereby induced to enter into this Agreement and the other agreements contemplated hereby, and to agree to the arrangements and actions contemplated hereby and thereby.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF CUCC AND CIMS

         CUCC and CIMS hereby jointly and severally represent and warrant to HTCC as follows:

         6.1 Organization and Authority. Each of CUCC and CIMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the power and authority to carry on the business in which it is engaged and to execute, deliver and perform its obligations under this Agreement and the Amended and Restated Option Agreement (the "Citizens Agreements"). The execution, delivery and performance of the Citizens Agreements and the arrangements and actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of CUCC and CIMS, as applicable, and are the valid and binding obligations of CUCC and CIMS enforceable in accordance with their terms.

         6.2 Purchase for Investment. The Shares and the Additional Options (as defined in the Amended and Restated Option Agreement) are being acquired by CIMS and CUCC, respectively, for their own accounts for investment and not with a view to, or for resale in connection with, the distribution thereof, nor with any intention of distributing or selling any shares of Common Stock, including any shares of Common Stock that may be issued in accordance with the Amended and Restated Option Agreement. If either CUCC or CIMS should in the future decide to dispose of shares of Common Stock, it understands and agrees that it may do so only in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise in compliance with the Securities Act, as then in effect. If either CUCC or CIMS should decide to dispose of any such shares of Common Stock (other than shares which have been registered under the Securities Act), it will, at its expense, designate counsel acceptable to HTCC in connection with such disposition, who shall provide an opinion to HTCC as to whether the proposed sale or other distribution of any such shares of Common Stock would require registration under the Securities Act as then in effect. If the opinion of such counsel is to the effect that the proposed sale or other distribution does not require any registration under the Securities Act as then in effect, CUCC or CIMS shall be entitled to effect such sale or other disposition. If the opinion of such counsel is to the effect that the proposed sale or other disposition requires such registration, such sale or other disposition may not be made unless such registration is duly effected in accordance with the opinion of such counsel.

         6.3 Accredited Investor. Each of CUCC and CIMS is an "accredited investor," as that term is defined in Regulation D promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act.

         6.4 No Violations. The Citizens Agreements and the arrangements and actions contemplated under each do not violate any provisions of CUCC's or CIMS' corporate charter or bylaws, or any contract, agreement, law or regulation to which CUCC, CIMS or any of their respective properties is party or subject and the same do not require the consent or approval of any regulatory authority or governmental body of the United States or of any state or subdivision thereof or of any other person.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 Indemnification of CUCC and CIMS by HTCC. HTCC hereby agrees to defend, indemnify and hold harmless CUCC, CIMS and their affiliates from and against any and all claims, demands, causes of action, liabilities, losses, damages, costs and expenses, including litigation costs and reasonable attorneys' fees, not otherwise recovered from insurance carriers (all of the foregoing are hereinafter referred to as "losses") which losses may accrue to or be sustained by CUCC or CIMS by, or arising out of, or as a result of, any of HTCC's representations, warranties, covenants or agreements contained in any of the HTCC Documents being incorrect, untrue, or breached notwithstanding the fact that CUCC or CIMS knew or should have known that any such representation, warranty, covenant or agreement was incorrect, untrue or breached at the time it was made, and whether or not HTCC has knowledge of any such non-compliance and whether or not any such non-compliance is material with respect to CUCC or CIMS.

         7.2 Indemnification of HTCC by CUCC and CIMS. CUCC and CIMS hereby jointly and severally agree to defend, indemnify and hold harmless HTCC and its affiliates from and against any and all claims, demands, causes of action, liabilities, losses, damages, costs and expenses, including litigation costs and reasonable attorneys' fees, not otherwise recovered from insurance carriers (all of the foregoing are hereinafter referred to as "losses") which losses may accrue to or be sustained by HTCC by, or arising out of, or as a result of, any of CUCC or CIMS's representations, warranties, covenants or agreements contained in any of the Citizens Agreements being incorrect, untrue, or breached notwithstanding the fact that HTCC knew or should have known that any such representation, warranty, covenant or agreement was incorrect, untrue or breached at the time it was made, and whether or not CUCC or CIMS has knowledge of any such non-compliance and whether or not any such non-compliance is material with respect to HTCC.

                                  ARTICLE VIII

                                     GENERAL

         8.1 Further Assurances. Each party to this Agreement shall at the request of the other furnish, execute and deliver such schedules, documents, instruments, opinions of counsel, certificates, notices or other further assurances as counsel for the requesting party shall reasonably require as necessary to effect complete consummation of this Agreement and the arrangements and actions contemplated herein.

         8.2 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

                  (a)      If to CUCC or CIMS, to it care of:

                           Citizens Utilities Company
                           High Ridge Park
                           Stamford, CT 06905
                           Facsimile No.: 203/614-4651
                           Attn:  President

                           with required copy to:

                           Citizens Utilities Company
                           High Ridge Park
                           Stamford, CT 06905
                           Facsimile No.: 203/614-4651
                           Attn:  General Counsel

                  (b)      If to HTCC, to:

                           Hungarian Telephone and Cable Corp.
                           1126 Budapest
                           Kiralyhago u.2.
                           Budapest, Hungary
                           Facsimile No.:  011-361-202-4778
                           Attention:  Chief Executive Officer

                           with required copy to:

                           Hungarian Telephone and Cable Corp.
                           100 First Stamford Place
                           Stamford, CT  06902
                           Facsimile No.:  203/348-0128
                           Attention:  General Counsel

         8.3 Amendment. This Agreement may be amended only by a written instrument duly executed by or on behalf of all of the parties hereto.

         8.4 Binding Effect of this Agreement. This Agreement, together with each agreement, instrument, schedule, exhibit and certificate referred to in this Agreement, shall constitute the entire contract between the parties hereto and no party shall be liable or bound to the other in any manner by any warranties or representations except as specifically set forth herein or therein. This Agreement supersedes all prior agreements and understandings of the parties hereto in connection herewith, including, without limitation, the Management Services Agreement and the Master Agreement.

         8.5 Captions.  The captions in this Agreement are for convenience  only
and  shall  not  be  considered  a  part  of  or  affect  the   construction  or
interpretation of any provision of this Agreement.

         8.6 Assignment. No party hereto shall assign its rights or obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other parties, and any assignment made without such consent shall be void; provided, however, that CUCC and CIMS may assign their respective rights and obligations hereunder and their respective rights and obligations under the Note, the Amended and Restated Option Agreement and the Registration Agreement, together or separately, to any one or more direct or indirect wholly-owned subsidiaries of Citizens Utilities Company, a Delaware corporation (including any direct or indirect wholly-owned subsidiary of Citizens Utilities Company that holds substantially all of the communications assets and properties of Citizens Utilities Company, the stock of which may be distributed or otherwise transferred to some or all of the shareholders of Citizens Utilities Company), without the approval or consent of HTCC. CUCC and CIMS also may pledge or otherwise grant a security interest in their respective rights under the Citizens Agreements and the Note, and may pledge the Shares, the Note, any interest in shares that may be issued in accordance with the Amended and Restated Option Agreement, the shares of Common Stock received upon exercise of the Options (as defined in the Amended and Restated Option Agreement) and all proceeds thereunder, to any bank or group of banks without the approval or consent of HTCC. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.7 Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the agreements and actions contemplated hereby (including without limitation, fees and expenses of its own counsel and accountants) and shall not be entitled to any reimbursement therefor from the other party hereto except pursuant to the indemnification provision of Article VII hereof.

         8.8 Counterparts; Facsimile Signature Pages. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument. This Agreement shall be deemed to be executed upon the exchange of executed facsimile signature pages (with original executed signature pages to follow by mail).

         8.9 Governing Law; Forum; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. Each of the parties to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for any proceeding arising in connection with this Agreement and the Note (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of Delaware, agrees to appoint an agent in the State of Delaware as such party's agent for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, and to notify promptly each other party hereto of the name and address of such agent, (iii) waives any objection to the laying of venue of any such proceeding in the courts of the State of Delaware, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any court of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

         8.10 Nature and Survival of Representations. All statements contained in any certificate, instrument or document delivered by or on behalf of any of the parties pursuant to this Agreement and the arrangements and actions contemplated hereby shall be deemed representations and warranties by the respective parties hereunder. All representations and warranties made by the parties, each to the other, in this Agreement or pursuant hereto shall survive the consummation of the transactions contemplated by this Agreement, notwithstanding any investigation heretofore or hereafter made by any of them or on behalf of any of them.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             HUNGARIAN TELEPHONE AND CABLE CORP.


                                             By  /s/Francis J. Busacca, Jr.
                                             ------------------------------
                                             Francis J. Busacca, Jr.
                                             Acting President and CEO,
                                             Chief Financial Officer


                                             CU CAPITALCORP.


                                             By  /s/Daryl A. Ferguson
                                             ------------------------
                                             Name:  Daryl A. Ferguson
                                             Title: President



                                             CITIZENS INTERNATIONAL MANAGEMENT
                                             SERVICES COMPANY

                                             By  /s/Daryl A. Ferguson
                                             ------------------------
                                             Name:  Daryl A. Ferguson
                                             Title: President






            [SIGNATURE PAGE TO REPLACEMENT AND TERMINATION AGREEMENT]